UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2007

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Monday, April 23, 2007, the Compensation Committee (the "Committee") of the Board of Directors of CSK Auto Corporation (the "Company") and CSK Auto, Inc., wholly-owned subsidiary of the Company, made the following compensation decisions:

Cash Bonus Awards. Pursuant to the 2006 General and Administrative Staff Incentive Plan (the "Bonus Plan"), the Committee approved the payment of cash bonus awards ("2006 Bonuses") to certain officers and employees, including the below-named executive officers, who constitute five of seven of our executive officers at the end of the last completed fiscal year ended February 4, 2007.

As previously disclosed, bonuses under the Bonus Plan were payable to eligible associates based on (i) determination by management of the level of achievement of pre-established individual performance goals and (ii) assessment by the Committee of the Company’s overall performance and achievement of operational and strategic initiatives, during the 2006 fiscal year. Bonuses for eligible associates under the Bonus Plan were calculated using a predetermined percentage of a participant’s annual base salary relative to specified target levels for the eligible associate’s level of individual performance and the Company’s performance.

The target level under the 2006 Bonus Plan equated to 50% of the Company’s historical target bonus. In the case of the executive officers identified below, other than our Chief Executive Officer, bonuses were awarded at the target level, equal to 30% of their year-end base salaries. The Committee took this approach in view of the continued unavailability of financial statements for 2006 and earlier periods as well as the Board of Directors’ desire to keep intact the Company's management and administrative personnel notwithstanding the difficulties being faced by the Company. These difficulties include the aforementioned absence of financial statements, the recently concluded accounting investigation and announced results thereof and changes in senior management. Our CEO, Maynard Jenkins, whose bonus arrangements were separate from the Bonus Plan, was not awarded a bonus for the 2006 fiscal year. However, as previously announced, the Company recently entered into an agreement with Mr. Jenkins that provides, among other things, for the payment of a $900,000 bonus if he remains in place until his successor commences employment with the Company.

Annual Base Salaries. The Committee also approved an increase in base salary for the period Spring 2007 – 2008 ("2007 Salaries") for substantially all of its officers and employees of approximately 3%.

The 2006 Bonuses and 2007 Salaries for the named executive officers are listed below:

Maynard Jenkins — Chief Executive Officer and Chairman
No 2006 bonus
2007 salary — $927,000

Dale Ward — Executive Vice President
2006 bonus — $105,000
2007 salary — $360,500

James B. Riley — Senior Vice President and Chief Financial Officer
2006 bonus — $90,840*
2007 salary — $339,500
* Pursuant to the Bonus Plan, Mr. Riley’s bonus was prorated due to an approved medical leave of absence during a portion of fiscal 2006.

Larry Buresh — Senior Vice President and Chief Information Officer
2006 bonus — $99,000
2007 salary — $339,500

Larry Ellis — Senior Vice President — Logistics
2006 bonus — $75,000
2007 salary — $257,500

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

April 27, 2007	By:	Randi Val Morrison

Name: Randi Val Morrison
Title: Senior Vice President, General Counsel and Secretary